UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2014

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Pine Street, Suite 500 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 899-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2014, the independent Board Members of VII Peaks Co-Optivist Income BDC II, Inc. (the "Company") by unanimous vote agreed to enter into an Administration Agreement with VII Peaks Capital, LLC (“VII Peaks”), effective immediately. VII Peaks has been registered as an investment adviser under the Investment Advisers Act of 1940 since June 2010. VII Peaks is owned by Gurpreet Chandhoke and Stephen Shea. Mr. Chandhoke is chairman of our Board of Directors, our chief executive officer and a member of our investment committee. Mr. Shea is a member of our investment committee.

Item 1.02 Termination of Material Definitive Agreement.

On February 24, 2014, the independent Board Members of the Company by unanimous vote terminated the Administration Agreement between the Company and VII Peaks-KBR BDC Advisor, LLC (“VII Peaks-KBR Advisor”), effective immediately. The Administration Agreement was effective March 1, 2012, the date the Company’s registration statement on Form N-2 was declared effective by the SEC. VII Peaks-KBR Advisor is owned by VII Peaks and KBR Capital Advisors, LLC (“KBR Capital”). The termination occurred because of the decision of VII Peaks and KBR Capital Advisors, LLC to dissolve VII Peaks-KBR Advisor. Gurpreet Chandhoke and Stephen M. Shea are officers of VII Peaks-KBR Adviser. Mr. Chandhoke is also chairman of our Board of Directors, our chief executive officer and a member of our investment committee. Mr. Shea is a member of our investment committee.

Section 8 – Other Events

Item 8.01 Results of Operations and Financial Condition.

On February 24, 2014, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the "Company") declared six semi-monthly distributions of $0.031084 per share each (an annualized yield of 7.35% for shareholders who invested at an offering price of $10.15 per share, and an annualized yield of 7.46% for shareholders with an investment price of $10.00 per share) to stockholders of record on February 27, 2014, payable March 17, 2014, stockholders of record on March 14, 2014, payable March 31, 2014, stockholders of record March 28, 2014, payable April 15, 2014, stockholders of record on April 14, 2014, payable April 30, 2014, stockholders of record on April 29, 2014, payable May 15, 2014 and stockholders of record on May 14, 2014, payable on May 30, 2014.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.1	Administration Agreement between VII Peaks Co-Optivist Income BDC II, Inc. and VII Peaks Capital, LLC dated February 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

February 26, 2014

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President